Exhibit 99.01

ReachLocal Reports Fourth Quarter and 2014 Results

(WOODLAND HILLS, CA) – February 10, 2015 - ReachLocal, Inc. (NASDAQ:RLOC), a leader in powering online marketing for local businesses, today reported financial results for the fourth quarter and 2014.

“Since I joined ReachLocal in April, we have aggressively moved to reposition our sales organization to focus on profitable growth and to revitalize our product portfolio. Our software-based solutions including ReachEdge and Kickserv, together with our award-winning online media and web presence capabilities, move us towards our goal of delivering a total digital marketing system for local businesses,” said Sharon Rowlands, chief executive officer. “We expect that our financial results will begin to improve as we move through 2015 due to our focus on driving sales to the right audiences and delivering operational efficiencies that will enhance stockholder value.”

2014 Business Highlights

●	Expanded ReachLocal’s global footprint and increased international revenue 6% during 2014 as compared to 2013
●

Achieved 92% year-over-year growth of active ReachEdge units, with approximately 1,800 active units at December 31, 2014, including licenses in the UK and Australia, which are new territories for the product

●

Acquired Kickserv, a provider of cloud-based business management software in November 2014. Kickserv enhances the Company’s software capabilities and ReachLocal ended 2014 with approximately 800 Kickserv clients

Quarterly Results at a Glance*

(Table amounts in 000’s except key metrics and per share amounts)

	Q4 2014	Q4 2013
Revenue	$109,009	$132,893
Net Income (Loss) from Continuing Operations	$(17,737)	$728
Net Income (Loss) from Continuing Operations per Diluted Share	$(0.62)	$0.03
Net Loss	$(17,458)	$(585)
Net Loss per Diluted Share	$(0.61)	$(0.02)
Non-GAAP Net Loss	$(15,000)	$(546)
Non-GAAP Net Loss per Diluted Share	$(0.52)	$(0.02)
Adjusted EBITDA	$(5,924)	$5,991
Cash Flow from Continuing Operations	$4,364	$2,789
Cash Flow from Operating Activities	$4,851	$2,287

*The amounts reflect that ClubLocal operations were determined to be discontinued operations during the fourth quarter of 2013. The definitions for Adjusted EBITDA and Non-GAAP Net Income, as set forth in full below, exclude discontinued operations.

	Q4 2014	Q4 2013	% Change
Revenue by Channel:
Direct Local Revenue	$85,179	$105,957	(20)%
National Brands, Agencies and Resellers (NBAR) Revenue	$23,830	$26,936	(12)%

Revenue by Geography (as reported):
North America	$67,760	$84,641	(20)%
International Revenue	$41,249	$48,252	(15)%

2014 Annual Results and Key Metrics at a Glance*

(Table amounts in 000’s except key metrics and per share amounts)

	FY 2014	FY 2013
Revenue	$474,921	$514,070
Net Income (Loss) from Continuing Operations	$(45,660)	$3,051
Net Income (Loss) from Continuing Operations per Diluted Share	$(1.60)	$0.11
Net Loss	$(45,010)	$(2,483)
Net Loss per Diluted Share	$(1.58)	$(0.09)
Non-GAAP Net Income (Loss)	$(32,558)	$11,880
Non-GAAP Net Income (Loss) per Diluted Share	$(1.14)	$0.41
Adjusted EBITDA	$(9,410)	$32,801
Cash Flow from Continuing Operations	$(1,403)	$30,687
Cash Flow from Operating Activities	$(2,318)	$26,686

*See note above regarding the classification of ClubLocal as a discontinued operation.

	FY 2014	FY 2013	% Change
Revenue by Channel:
Direct Local Revenue	$372,822	$410,278	(9)%
National Brands, Agencies and Resellers (NBAR) Revenue	$102,099	$103,792	(2)%

Revenue by Geography:
North America	$293,096	$341,737	(14)%
International Revenue	$181,825	$172,333	6%

Key Metrics (at Period End)
Active Clients	20,800	23,900	(13)%
Active Product Units	31,400	35,200	(11)%

Potential Goodwill Charge

The Company performs its annual goodwill impairment assessment during the fourth quarter following the methodology required by Accounting Standards Codification (“ASC”) 350, Intangibles—Goodwill and Other. As a result of the decline in the Company’s operating results and market capitalization, the Company is performing the ASC 350 quantitative assessment for 2014. If the Company determines that any of its goodwill is impaired, the Company would recognize a non-cash goodwill impairment charge that would increase net loss from continuing operations, and increase net loss and net loss per share, net of the effect on its provision for income taxes, for the fiscal fourth quarter of 2014 and for the year then ended. The Company’s total goodwill at September 30, 2014 is $44.2 million, which is subject to assessment. Any impairment of goodwill would not impact the non-GAAP financial information presented in this press release. The Company expects to complete its assessment prior to the timely filing of its Annual Report on Form 10-K.

Business Outlook

“We have made great progress in reducing expenses and continue to work aggressively in that regard as part of our plan to achieve a positive Adjusted EBITDA run-rate by year-end,” said Ross Landsbaum, chief financial officer. “At the same time, we believe our new product initiatives, in combination with refinements to our go-to-market strategy will drive revenue improvement. However, we face headwinds in the first quarter resulting from the fact that there are two less days relative to the fourth quarter of 2014 and from the significant strengthening of the US dollar. Our guidance reflects both these factors as well as the positive impact of expected continued operational savings.”

The Company’s outlook for the first quarter of 2015 is as follows:

●	Revenue in the range of $100 to $105 million.

●	Adjusted EBITDA loss in the range of $5 to $7 million.

Conference Call and Webcast Information

The ReachLocal fourth quarter and fiscal year 2014 teleconference and webcast is scheduled to begin at 2:00 p.m., Pacific Time on Tuesday, February 10, 2015. To participate on the live call, analysts and investors should dial 1-888-427-9419, or outside the U.S. 719-457-2661, at least 10 minutes prior to the call. ReachLocal will also offer a live and archived webcast of the conference call, accessible from the “Investors” section of the Company’s Web site at www.reachlocal.com.

Use of Non-GAAP Measures

ReachLocal management evaluates and makes operating decisions using various financial and operational metrics. In addition to the Company’s GAAP results, management also considers non-GAAP measures of non-GAAP net income (loss), non-GAAP net income (loss) per share, and Adjusted EBITDA. Management believes that these non-GAAP measures provide useful information about the Company's core operating results and thus are appropriate to enhance the overall understanding of the Company's past financial performance and its prospects for the future. The attached tables provide a reconciliation of these non-GAAP financial measures with the most directly comparable GAAP financial measures. Management also tracks and reports Active Clients and Active Product Units, as management believes that these metrics are important gauges of the progress of the Company’s performance.

Non-GAAP net income is defined as net income (loss) from continuing operations before (a) stock-based compensation related expense (including the related adjustment to amortization of capitalized software development costs) and (b) acquisition related costs. Adjusted EBITDA is defined as net income (loss) from continuing operations before interest, income taxes, depreciation and amortization expenses, excluding, when applicable, stock-based compensation, the effects of accounting for business combinations (including any impairment of acquired intangibles), restructuring charges, and other non-operating income or expense.

Acquisition Related Costs: Acquisition related costs, including the amortization and any impairment of acquired intangibles and the deferred cash consideration for the SMB:LIVE acquisition, are excluded from the non-GAAP operating results as these are non-recurring charges which the Company would not have incurred as part of continuing operations.

Each of these non-GAAP measures, while having utility, also has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Some of these limitations are:

●	Adjusted EBITDA does not reflect the Company’s cash expenditures for capital equipment or other contractual commitments;

●

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect capital expenditure requirements for such replacements;

●	Adjusted EBITDA does not reflect changes in, or cash requirements for, the Company’s working capital needs;

●	Adjusted EBITDA and non-GAAP net income (loss) do not consider the potentially dilutive impact of issuing equity-based compensation to the Company’s management and other employees;

●

Adjusted EBITDA does not reflect the potentially significant interest expense or the cash requirements necessary to service interest or principal payments on indebtedness that the Company may incur in the future;

●

Adjusted EBITDA does not reflect income and expense items that relate to the Company’s financing and investing activities, any of which could significantly affect the Company’s results of operations or be a significant use of cash;

●	Adjusted EBITDA and non-GAAP net income (loss) do not reflect costs or expenses associated with accounting for business combinations;

●	Adjusted EBITDA does not reflect certain tax payments that may represent a reduction in cash available to the Company; and

●	Other companies, including companies in the same industry, calculate Adjusted EBITDA and non-GAAP net income (loss) measures differently, which reduces their usefulness as a comparative measure.

Adjusted EBITDA is not intended to replace operating income (loss), net income (loss) and other measures of financial performance reported in accordance with GAAP. Rather, Adjusted EBITDA is a measure of operating performance that may be considered in addition to those measures. Because of these limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to the Company to invest in the growth of the business.

Active Clients is a number the Company calculates to approximate the number of clients directly served through our Direct Local channel as well as clients served through our National Brands, Agencies and Resellers channel. We calculate Active Clients by adjusting the number of Active Product Units to combine clients with more than one Active Product Unit as a single Active Client. Clients with more than one location are generally reflected as multiple Active Clients. Because this number includes clients served through the National Brands, Agencies and Resellers channel, Active Clients includes entities with which we do not have a direct client relationship. Numbers are rounded to the nearest hundred.

Active Product Units is a number we calculate to approximate the number of individual products, licenses or services we are providing to Active Clients. For example, if we were performing both ReachSearch and ReachDisplay campaigns for a client who also licenses ReachEdge, we consider that three Active Product Units. Similarly, if a client purchases ReachSearch campaigns for two different products or purposes, we consider that two Active Product Units. Numbers are rounded to the nearest hundred.

Caution Concerning Forward-Looking Statements

Statements in this press release regarding the Company’s outlook for future periods and the quotes from management constitute “forward-looking” statements within the meaning of the Securities Exchange Act of 1934. These statements reflect the Company’s current views about future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievement to materially differ from those expressed or implied by the forward-looking statements. Actual events or results could differ materially from those expressed or implied by these forward-looking statements as a result of various factors, including: (i) the Company’s ability to rectify the challenges associated with its North American sales operations; (ii) the Company’s ability to obtain the cost savings contemplated by its cost reduction initiatives; (iii) the Company’s ability to purchase media and receive rebates from Google, Yahoo! and Microsoft under commercially reasonable terms; (iv) the Company’s ability to recruit, train and retain its salespeople; (v) the Company’s ability to attract and retain customers and compete with a wide range of competitors on both price and product offering; (vi) the Company’s ability to successfully enter new markets and manage its international expansion; (vii) the Company’s ability to successfully develop and offer new products and services in the highly competitive online advertising industry; (viii) the impact of worldwide economic conditions, including the resulting effect on advertising budgets; and (ix) the Company’s ability to comply with government regulation affecting our business, including regulations or policies governing consumer privacy. More information about these factors and other potential factors that could affect the Company's business and financial results is contained in its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

About ReachLocal, Inc.

ReachLocal, Inc. (NASDAQ: RLOC) helps local businesses grow and operate their business better with leading technology and expert service for our clients’ lead generation and conversion. ReachLocal’s services provide customers with a total digital marketing system. ReachLocal is headquartered in Woodland Hills, Calif. and operates in four regions: Asia-Pacific, Europe, Latin America and North America. For more information please visit ReachLocal at www.reachlocal.com, follow us at www.reachlocal.com/social or email info@reachlocal.com.

Investor Relations: Alex Wellins The Blueshirt Group (415) 217-5861 alex@blueshirtgroup.com	Media Contact: Amber Seikaly Vice President Corporate Communications (214) 294-0242 amber.seikaly@reachlocal.com

REACHLOCAL, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	December 31,	December 31,
	2014	2013
Assets
Current Assets:
Cash and cash equivalents	$43,720	$77,514
Short-term investments	904	260
Accounts receivable, net	7,844	9,699
Prepaid expenses and other current assets	9,620	9,996
Assets of discontinued operations	-	3,415
Total current assets	62,088	100,884

Property and equipment, net	19,639	12,903
Capitalized software development costs, net	21,555	17,300
Restricted deposits	3,589	3,654
Intangible assets, net	5,492	1,270
Non-marketable investments	9,000	2,500
Other assets	3,518	5,415
Goodwill	48,189	42,083
Total assets	$173,070	$186,009

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$44,874	$36,970
Accrued compensation and benefits	15,972	17,280
Deferred revenue	29,016	33,013
Accrued restructuring	3,196	-
Capital lease	624	-
Other current liabilities	12,316	15,089
Liabilities of discontinued operations	850	1,324
Total current liabilities	106,848	103,676
Capital lease	1,103	-
Deferred rent and other liabilities	12,195	3,965
Total liabilities	120,146	107,641

Stockholders’ Equity:
Common stock	-	-
Receivable from stockholder	(65)	(73)
Additional paid-in capital	132,080	111,934
Accumulated deficit	(74,569)	(29,559)
Accumulated other comprehensive loss	(4,522)	(3,934)
Total stockholders’ equity	52,924	78,368
Total liabilities and stockholders’ equity	$173,070	$186,009

REACHLOCAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Revenue	$109,009	$132,893	$474,921	$514,070
Cost of revenue	61,708	65,662	252,721	256,450
Operating expenses:
Selling and marketing	42,334	46,833	182,720	182,854
Product and technology	6,989	5,512	27,510	22,240
General and administrative	11,278	15,957	52,155	46,362
Restructuring charges	1,360	-	5,927	-
Total operating expenses	61,961	68,302	268,312	251,456

Operating income (loss)	(14,660)	(1,071)	(46,112)	6,164
Other income, net	345	64	936	586
Income (loss) from continuing operations before income taxes	(14,315)	(1,007)	(45,176)	6,750
Income tax provision (benefit)	3,422	(1,735)	484	3,699
Income (loss) from continuing operations	(17,737)	728	(45,660)	3,051
Gain (loss) from discontinued operations, net of income taxes	279	(1,313)	650	(5,534)
Net loss	$(17,458)	$(585)	$(45,010)	$(2,483)

Net income (loss) per share:
Basic:
Income (loss) from continuing operations	$(0.62)	$0.03	$(1.60)	$0.11
Income (loss) from discontinued operations, net of income taxes	0.01	(0.05)	0.02	(0.20)
Net loss per share	$(0.61)	$(0.02)	$(1.58)	$(0.09)

Diluted:
Income (loss) from continuing operations	$(0.62)	$0.03	$(1.60)	$0.11
Income (loss) from discontinued operations, net of income taxes	0.01	(0.05)	0.02	(0.20)
Net loss per share	$(0.61)	$(0.02)	$(1.58)	$(0.09)

Weighted average common shares used in the computation of income (loss) per share:
Basic	28,765	27,527	28,461	27,764
Diluted	28,765	28,520	28,461	29,051

Stock-based compensation, net of capitalization, and depreciation and amortization included in above line items:

Stock-based compensation:
Cost of revenue	$197	$255	$932	$697
Selling and marketing	607	826	2,959	3,040
Product and technology	217	200	825	627
General and administrative	1,521	2,023	8,544	7,141
	$2,542	$3,304	$13,260	$11,505

Depreciation and amortization:
Cost of revenue	$167	$182	$674	$761
Selling and marketing	986	625	3,041	2,925
Product and technology	3,184	2,472	11,730	10,214
General and administrative	462	443	1,949	1,196
	$4,799	$3,722	$17,394	$15,096

REACHLOCAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, except per share data)

	Year Ended December 31,
	2014	2013
Cash flows from operating activities:
Income (loss) from continuing operations	$(45,660)	$3,051
Adjustments to reconcile income (loss) from continuing operations to net cash provided by operating activities:
Depreciation and amortization	17,394	15,096
Stock-based compensation	13,260	11,505
Restructuring charges	5,927	-
Excess tax benefits from stock-based awards	-	(1,185)
Provision for doubtful accounts	1,649	2,304
Contingent consideration fair value adjustment	(416)	-
Non-cash interest expense	17	-
Impairment of loan to franchisee	-	3,279
Deferred taxes, net	873	(3,500)
Changes in operating assets and liabilities:
Accounts receivable	(460)	(6,317)
Prepaid expenses and other current assets	701	121
Other assets	(669)	(1,175)
Accounts payable	9,081	2,906
Accrued compensation and benefits	(557)	3,292
Deferred revenue	(3,400)	(255)
Accrued restructuring	(2,564)	-
Deferred rent and other liabilities	3,421	1,565
Net cash provided by (used in) operating activities, continuing operations	(1,403)	30,687
Net cash used in operating activities, discontinued operations	(915)	(4,001)
Net cash provided by (used in) operating activities	(2,318)	26,686

Cash flows from investing activities:
Additions to property, equipment and software	(25,735)	(19,748)
Acquisitions, net of acquired cash	(7,089)	(363)
Loan to franchisee	-	(1,221)
Investments in non-marketable investments	(2,000)	(2,500)
Investments in non-marketable investments	(474)	(2,578)
Maturities of certificates of deposits and short-term investments	-	2,561
Net cash used in investing activities, continuing operations	(35,298)	(23,849)
Net cash used in investing activities, discontinued operations	-	(3,180)
Net cash used in investing activities	(35,298)	(27,029)

Cash flows from financing activities:
Proceeds from exercise of stock options	6,438	6,681
Excess tax benefits from stock-based awards	-	1,185
Common stock repurchases	(69)	(18,963)
Principal payments on capital lease obligations	(259)	-
Net cash provided by (used in) financing activities	6,110	(11,097)

Effect of exchange rate changes on cash and cash equivalents	(2,288)	(3,366)

Net change in cash and cash equivalents	(33,794)	(14,806)
Cash and cash equivalents—beginning of period	77,514	92,320
Cash and cash equivalents—end of period	$43,720	$77,514

REACHLOCAL, INC.

Reconciliation of Adjusted EBITDA to Operating Income (Loss)

(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Operating income (loss)	$(14,660)	$(1,071)	$(46,112)	$6,164
Add:
Depreciation and amortization	4,799	3,722	17,394	15,096
Stock-based compensation	2,542	3,304	13,260	11,505
Acquisition and integration costs	35	36	121	36
Restructuring charges	1,360	-	5,927	-
Adjusted EBITDA (1)	$(5,924)	$5,991	$(9,410)	$32,801

REACHLOCAL, Inc.

Reconciliation of GAAP to Non-GAAP Operating Results for Three Months Ended December 31, 2014 and 2013

(in thousands, except per share amounts)

	Three Months Ended December 31, 2014					Three Months Ended December 31, 2013
		Adjustments:					Adjustments:
	GAAP Operating Results “As Reported”	Stock-based Compensation Related Expense (2)	Acquisition Related Costs (3)	Restructuring Related Costs (4)	Non-GAAP Operating Results	GAAP Operating Results “As Reported”	Stock-based Compensation Related Expense (2)	Acquisition Related Costs (3)	Restructuring Related Costs (4)	Non-GAAP Operating Results
Revenue	$109,009	-	-	-	$109,009	$132,893	-	-	-	$132,893
Cost of revenue	61,708	(197)	-	-	61,511	65,662	(255)	-	-	65,407
Operating expenses:
Sales and marketing	42,334	(607)	-	-	41,727	46,833	(826)	-	-	46,007
Product and technology	6,989	(312)	(283)	-	6,394	5,512	(359)	(258)	-	4,895
General and administrative	11,278	(1,521)	(99)	-	9,658	15,957	(2,023)	(36)	-	13,898
Restructuring charges	1,360	-	-	(1,360)	-	-	-	-	-	-
Total operating expenses	61,961	(2,440)	(382)	(1,360)	57,779	68,302	(3,208)	(294)	-	64,800
Operating income (loss)	(14,660)	2,637	382	1,360	(10,281)	(1,071)	3,463	294	-	2,686
Other income, net	345	-	-	-	345	64	-	-	-	64
Income (loss) from continuing operations before income taxes	(14,315)	2,637	382	1,360	(9,936)	(1,007)	3,463	294	-	2,750
Income tax provision (benefit) (6)	3,422	989	143	510	5,064	(1,735)	4,445	586	-	3,296
Income (loss) from continuing operations	$(17,737)	1,648	239	850	$(15,000)	$728	(982)	(292)	-	$(546)

Net income (loss) per share
Basic income (loss) per share	$(0.62)				$(0.52)	$0.03				$(0.02)
Diluted income (loss) per share	$(0.62)				$(0.52)	$0.03				$(0.02)

Weighted average shares outstanding
Basic	28,765				28,765	27,527				27,527
Diluted	28,765				28,765	28,520				28,520

REACHLOCAL, Inc.

Reconciliation of GAAP to Non-GAAP Operating Results for Twelve Months Ended December 31, 2014 and 2013

(in thousands, except per share amounts)

	Twelve Months Ended December 31, 2014					Twelve Months Ended December 31, 2013
		Adjustments:					Adjustments:
	GAAP Operating Results “As Reported”	Stock-based Compensation Related Expense (2)	Acquisition Related Costs (3)	Restructuring Related Costs (4)	Non-GAAP Operating Results	GAAP Operating Results “As Reported”	Stock-based Compensation Related Expense (2)	Acquisition Related Costs (3)	Restructuring Related Costs (4)	Non-GAAP Operating Results
Revenue	$474,921	-	-	-	$474,921	$514,070	-	-	-	$514,070
Cost of revenue	252,721	(932)	-	-	251,789	256,450	(697)	(21)	-	255,732
Operating expenses:
Sales and marketing	182,720	(2,959)	-	-	179,761	182,854	(3,040)	-	-	179,814
Product and technology	27,510	(1,235)	(939)	-	25,336	22,240	(1,618)	(1,166)	-	19,456
General and administrative	52,155	(8,544)	(428)	-	43,183	46,362	(7,141)	(36)	-	39,185
Restructuring charges	5,927	-	-	(5,927)	-	-	-	-	-	-
Total operating expenses	268,312	(12,738)	(1,367)	(5,927)	248,280	251,456	(11,799)	(1,202)	-	238,455
Operating income (loss)	(46,112)	13,670	1,367	5,927	(25,148)	6,164	12,496	1,223	-	19,883
Other income, net	936	-	-	-	936	586	-	-	-	586
Income (loss) from continuing operations before income taxes	(45,176)	13,670	1,367	5,927	(24,212)	6,750	12,496	1,223	-	20,469
Income tax provision (6)	484	5,126	513	2,223	8,346	3,699	4,445	445	-	8,589
Income (loss) from continuing operations	$(45,660)	8,544	854	3,704	$(32,558)	$3,051	8,051	778	-	$11,880

Net income (loss) per share
Basic income (loss) per share	$(1.60)				$(1.14)	$0.11				$0.43
Diluted income (loss) per share	$(1.60)				$(1.14)	$0.11				$0.41

Weighted average shares outstanding
Basic	28,461				28,461	27,764				27,764
Diluted	28,461				28,461	29,051				29,051

REACHLOCAL, INC.

Reconciliation of GAAP to Constant Currency Revenue

(in thousands)

	December 31,		December 31,
	2014	2013	2014	2013
North American GAAP Revenue	$67,760	$84,641	$293,096	$341,737
Constant Currency Adjustment	284	-	1,017	-
North American Revenue at Constant Currency (5)	$68,044	$84,641	$294,113	$341,737

As Reported Growth Rates	(19.9%)	0.8%	(14.2%)	4.5%
Constant Currency Growth Rates	(19.6%)	1.1%	(13.9%)	4.6%

International GAAP Revenue	$41,249	$48,252	$181,825	$172,333
Constant Currency Adjustment	3,065	-	4,738	-
International Revenue at Constant Currency (5)	$44,314	$48,252	$186,563	$172,333

As Reported Growth Rates	(14.5%)	33.7%	5.5%	34.8%
Constant Currency Growth Rates	(8.2%)	41.3%	8.3%	40.8%

Consolidated GAAP Revenue	$109,009	$132,893	$474,921	$514,070
Constant Currency Adjustment	3,349	-	5,755	-
Consolidated Revenue at Constant Currency (5)	$112,358	$132,893	$480,676	$514,070

As Reported Growth Rates	(18.0%)	10.7%	(7.6%)	13.0%
Constant Currency Growth Rates	(15.5%)	12.7%	(6.5%)	14.5%

Footnotes

(1) Adjusted EBITDA is defined as net income (loss) from continuing operations before interest, income taxes, depreciation and amortization expenses, excluding, when applicable, stock-based compensation, the effects of accounting for business combinations (including any impairment of acquired intangibles), restructuring charges, and other non-operating income or expense.

(2) Stock-based Compensation Related Expense: Includes stock-based compensation expense and the related adjustment to amortization of capitalized software development costs.

(3) Acquisition Related Costs, including the amortization and any impairment of acquired intangibles, are excluded from the non-GAAP operating results as these are non-recurring charges which the Company would not have incurred as part of continuing operations.

(4) Restructuring Related Costs are excluded from the non-GAAP operating results as these are non-recurring charges with the Company would not have incurred as part of continuing operations.

(5) Constant currency revenues are determined by recalculating net revenues denominated in currencies other than U.S. Dollars in the current fiscal period using average exchange rates for that particular currency during the corresponding financial period of the prior year. The company uses this non-GAAP measure to evaluate performance on a comparable basis excluding the impact of foreign currency fluctuations. Where constant currency revenue is presented for a period longer than one fiscal quarter, it is computed as the sum of the amount separately calculated for each quarter during that period.

(6) The income tax provision (benefit) for the Non-GAAP adjustments is estimated using the effective statutory rate for those jurisdictions.